Exhibit 3.4

                               BY-LAWS PRODIJEUX

                                    BYLAW # 1

              GENERAL BYLAW CONCERNING THE BUSINESS OF THE COMPANY

1.0   INTERPRETATION

      Unless otherwise indicated in the text of the present Bylaw, the following should be interpreted in conformity with the Companies Act (R.S.Q. c. C-38), and includes any subsequent amendment thereof and any statute enacted in replacement thereof, hereinafter the "Act".

      The term "Articles" in the present Bylaw refers to the articles of incorporation of the Company and to any articles of amendment thereto subsequently filed with the Inspector General of Companies.

      The words and expressions defined in the Act have the same meaning for purposes of this Bylaw.

      The singular includes the plural and the plural includes the singular, and any word susceptible of containing gender is deemed to include the masculine and the feminine.

      Any words referring to persons are deemed to include individuals, incorporated and non-incorporated companies, companies, corporations, trusts and unincorporated entities.

      Should any provision of this Bylaw or any bylaw of the Company conflict with or derogate from the provisions of a "Unanimous Shareholders' Agreement" within the meaning of art. 123.91 of the Act, the provisions of such Unanimous Shareholders' Agreement take precedence.

2.0   ORGANISATION OF THE COMPANY

      2.1   Administrative decisions

            The board of directors establishes, via resolution:

            (a) the address of the head office of the Company within the limits of the judicial district indicated in the Articles;

            (b)   the form and content of the seal of the Company;

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            (c)   the date envisioned for the fiscal year-end of the Company;

      2.2   Representation of the Company

            Each director or any other person designated by the board of directors is authorised and has the power to:

            (a) represent the Company for any writ of seizure before or after judgement that may be served upon him;

            (b) prepare affidavits which may be necessary in case of oppositions or other judicial proceedings;

            (c) make any demand for dissolution or winding-up of the Company or any motion to place in bankruptcy any debtor of the Company;

            (d) be present and to vote in creditors' meetings and to grant proxies in such instances;

            (e) answer any questions with regard to the facts and circumstances that might be necessary in any litigation involving the Company. The board of directors may, by resolution, name any person to represent the Company at any particular instance with regard to any other matters.

3.0   SHAREHOLDERS' MEETINGS

      3.1   Annual meeting

            At the end of each fiscal year, within the time period prescribed by the Act, an annual meeting of shareholders must be held at such time and date as is determined each year by the board of directors, in order to review the financial statements of the Company, elect board members and, if necessary, review the auditor's report as well as nominate new auditors or renew the term of the current auditor.

      3.2   Place of meeting

            Meetings of shareholders of the Company are held at the head office of the Company or at any other place as determined by the board of directors.

      3.3   Notice of meeting

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            Notice of date, time, place and the nature of any special business to be submitted at the annual meeting must be sent to each shareholder of the Company possessing the right to vote at such meeting, to each director and to the auditor of the company. Such notice must be sent no less than ten (10) days before the holding of such meeting.

      3.4   Waiver of notice

            Any shareholder and any other person permitted to attend such meeting may renounce the right to receive notice of such meeting or consent to the holding of such meeting; the presence of any persons at a shareholders' meeting is deemed to constitute a renunciation of notice, except if such person is present in order to oppose any order of business to be conducted or to challenge the legality of the convening of the meeting.

      3.5   Meeting without notice

            A meeting of shareholders may be held without notice at any time and place permitted by the Act:

            (a) if all shareholders having the right to vote at such meeting are present in person or by proxy or if all persons not present in person or by proxy have renounced in writing the notice of convening or otherwise consented to the holding of the meeting; and

            (b) if the auditor and all the directors are present or have renounced in writing the notice of convening or otherwise consented to the holding of the meeting.

      3.6   Quorum

            At any meeting of shareholders, quorum exists where there is present, in person or by proxy, a majority of voting shares in the share-capital of the Company.

      3.7   Right to vote

            Subject to the Articles of the Company, each shareholder having the right to vote at a meeting of shareholders, and who is present in person or by proxy, has the right to one vote for each share to which is attached the right to vote as registered in his name in the book of the Company.

      3.8   Proxies

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            Every shareholder having the right to vote at a meeting of shareholders may name an authorized representative, who is not required to be a shareholder of the Company, to attend the meeting and to act thereat in the manner and according to the limits of the mandate indicated in the proxy. The authorized representative must be empowered in writing, under the signature of the shareholder naming the authorized representative or his attorney, authorised in writing, and in conformity with the Act.

      3.09  Filing of proxies

            The board of directors may determine in a notice of convening of a meeting of shareholders a date at least forty-eight (48) hours prior to the date of the meeting, not including holidays, as the date by which proxies to be used at the said meeting must be filed.

            A proxy is only valid for purposes of a meeting if, before the above-mentioned date, it has been filed with the Company or its designated representative before the convening of the meeting or, if no date was specified in the notice, given to the Secretary of the Company or the chair of the meeting before the time established for the vote.

      3.10  Majority

            Subject to the provisions of the Act, the Articles, a Unanimous Shareholders Agreement or any other bylaw of the Company, any question submitted to a meeting of shareholders is to be decided by a majority of votes cast on the question.

            In the event of a tie, neither the Chair of the meeting, nor any director or officer has the right to a deciding vote.

      3.11  Voting by show of hands

            During a meeting of shareholders, voting is conducted through the raising of hands unless a shareholder or an authorized representative having the right to vote at such meeting demands a vote by secret ballot and such proposition is approved by a majority of votes.

      3.12  Resolution binding the meeting

            Unless otherwise stated in the Act, a written resolution carrying the signature of all shareholders having the right to vote on the said resolution at a meeting of shareholders is also valid and has the same effect as if it was adopted during a meeting of shareholders.

      3.13  Sole shareholder

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            If the Company has but one shareholder or one holder of a category or series of shares, such shareholder, present in person or by proxy, constitutes a meeting.

4.0   BOARD OF DIRECTORS

      4.1   Composition

            Subject to Art. 123.73 of the Act, the board of directors is comprised of directors who must possess the characteristics required of them by the meeting of shareholders, as the case may be.

            The number of directors sitting on the board is determined annually by the shareholders, within the limits imposed by the Article of the Company.

      4.2   Quorum

            The presence of a majority of directors or the minimum number of directors set forth in the Articles constitutes quorum at any meeting of the board of directors, subject to any resolution to the opposite effect adopted by the shareholders of the Company.

      4.3   Election and length of mandate

            The election of directors takes place at the first meeting of shareholders and, following, at each annual meeting of shareholders. All sitting directors must vacate but remain eligible for reelection. If the election of directors is not held at the time indicated, the sitting directors continue their mandate until their successors are elected.

      4.4   Revocation

            Subject to the provisions of the Act, the shareholders may, by ordinary resolution adopted at a special meeting duly convened for such purpose, revoke the mandate of any director.

      4.5   Vacancy

            Any vacancy on the board of directors arising due to the death, resignation, revocation or loss of characteristics required of a director, except for a vacancy resulting from an increase in the number of directors, may be filled by the board of directors, provided that quorum exists, by the sitting directors or, if impossible, by a meeting of shareholders.

      4.6   Powers of the board

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            Subject to any Unanimous Shareholders' Agreement, the board administers the business and affairs of the Company. Subject to
            Article 4.10 of this Bylaw, the board of directors exercises its powers via resolutions adopted at a meeting in the presence of quorum or via written resolutions signed by all directors having the right to vote on such resolutions at a meeting of the board of directors.

      4.7   Calling of meetings

            Meetings of the board of directors may be called by any director of the Company.

      4.8   Notice of meetings

            A notice of convocation specifying the date, time and place of the meeting, as well as the business to be transacted at the meeting must be sent by mail, hand delivered or sent by telegraph to each director at least ten (10) days prior to the holding of the meeting.

      4.9   Renunciation of notice

            A director may at any time and in any manner renounce his right to notice of a meeting of the board of directors or otherwise consent to such meeting; the presence of a director at a meeting of the board of directors constitutes a renunciation of notice except where the director is present specifically to object to the business to be conducted at such meeting for the reason that the meeting was not properly convened.

      4.10  Participation by telephone

            A director may, provided that all directors of the Company consent, participate in a meeting of directors with the assistance of telecommunication equipment permitting all persons participating in such meeting to communicate with one another and in so doing, a director is deemed to attend at such meeting.

      4.11  Resolution binding the meeting

            Any written resolution signed by all of the directors authorised to vote on such a resolution at a meeting of directors is deemed valid as if it was adopted at such meeting.

      4.12  Votes

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            Each director has the right to one vote. Any question brought before a meeting of the board of directors must be decided by a majority of votes on such question and even in the event of a tie, the chair does not have a second or deciding vote.

      4.13  Sole director

            If the Company has but one director, such director constitutes the board of directors.

      4.14  Remuneration and expenses

            Subject to any Unanimous Shareholders' Agreement, directors receive as consideration for their service such remuneration as is determined from time to time by the board of directors. Directors have the right to be reimbursed for all reasonable expenses incurred in the performance of their duties. Nothing in this Bylaw has the effect of preventing a director from occupying a position or performing a duty for the Company and receiving remuneration as a result.

5.0   OFFICERS

      5.1   Nomination

            Subject to the Article or any Unanimous Shareholders' Agreement, the board of directors may, annually or when required, name a president, one or more vice-presidents, a secretary, one or more assistant secretaries, a treasurer and one or more assistant treasurers. None of these officers is required to be a director of the Company. Where the same person holds the position of secretary and treasurer, that person shall be identified as the secretary-treasurer.

      5.2   Powers

            Subject to the Articles of the Company, the Bylaws and any resolution of the board of directors on this matter, officers possess all of the powers and assume all of the responsibilities normally undertaken by the holders of such positions.

      5.3   Other officers

            The board may, where it deems it necessary to do so, create other positions and name officers, employees or agents to fill them at its discretion, such persons to exercise the powers and perform the duties that the board establishes by resolution.

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      5.4   Joining of offices

            The same person may hold two or more offices in the Company.

      5.5   Term of duty

            Officers occupy their positions from the day of their nomination until the time of their replacement.

      5.6   Resignation and removal

            Any officer may resign at any time by remitting his resignation in writing to the board of directors. Any officer may removed at any time, with or without reason, by a resolution adopted by a majority of directors, subject, however, to any contract that might bind the Company and the officer.

      5.7   Delegation of the powers of an officer

            In the case of absence, incapacity or refusal to act by an officer of the Company, or for any reason that the board of directors deems sufficient, the board may delegate, for the time necessary, some or all of the powers of such officer to another officer or to a director.

      5.8   Vacancy

            The board of directors shall fill any vacancy among the officers of the Company.

      5.9   Remuneration

            Subject to any Unanimous Shareholders' Agreement, officers and other employees of the Company will receive as consideration for their services, such remuneration as is determined from time to time by the board of directors.

6.0   LIABILITY OF DIRECTORS, OFFICERS AND OTHER AGENTS

      6.1   Limitation of responsibility

            To the extent permitted by the Act, the Company will indemnify any director, officer, former director or former officer, or any person who acts or has acted at the request of the Company as a director or officer of a moral person of which the Company is or has been a shareholder or creditor, as well as the heirs and legal representatives of such persons, against all charges, costs and expenses, including any amount paid during any litigation or to satisfy a judgement, that such persons reasonably

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            incurred as a result of any civil action or criminal or
            administrative procedure to which they were party as a result of their service as a director or officer of the Company, provided that such persons acted with integrity and in good faith in the best interests of the Company and, in the case of a criminal or administrative action or procedure involving the payment of a monetary fine, provided they had serious reason to believe that their behaviour was in conformity with the Act.

      6.2   Indemnity

            Without limiting the generality of Article 6.1, the directors of the Company are by these presents authorised, without the approval or confirmation of the shareholders, to ensure that the Company indemnifies any director or other person who has accepted or is prepared to accept liability for the benefit of the Company and to guaranty by pledge or otherwise, the reimbursement of any loss that such director may suffer by reason of such acceptance of responsibility.

7.0   SHARE CAPITAL

      7.1   Distribution of shares

            Subject to the Articles, the Bylaws and a Unanimous Shareholders Agreement, shares of the share-capital of the Company or any options to purchase such shares may be issued at any time, to the benefit of any person and for any consideration established via resolution of the board of directors.

      7.1   Share certificates

            Share certificates in a form approved by resolution of the board of directors must be signed by at least one director or officer of the Company, or otherwise as the board of directors shall direct.

8.0   ADOPTION, REPEAL AND AMENDMENT

      The board of directors may, from time to time, adopt or enact new bylaws that do not contradict the Act and the Articles of the Company. The board may repeal, amend or enact other bylaws of the Company.

                                                     Montreal, June 5, 1998


                                                     /s/ Michel Chiarore
                                                     ---------------------------
                                                     MICHEL CHIARORE, CHAIRMAN

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                                    BYLAW # 2

                             GENERAL BORROWING BYLAW

Subject to the Articles, the Bylaws and a Unanimous Shareholders' Agreement, without restricting the powers conferred on the Company by virtue of the Quebec Companies Act (L.R.Q., c. C-38)

It is decreed:

            That the directors of the Company are by these presents authorised at any time:

      (a) to borrow money against the credit of the Company in amounts and under conditions that will be judged acceptable in obtaining loans or advances;

      (b)   to issue bonds or other securities of the Company;

      (c) to guaranty or sell such bonds or securities in amounts and for prices that will be judged acceptable;

      (d) to mortgage, pledge or guaranty in whole or in part the real property, movables or immovables, businesses and rights, present and future, of the Company, to guaranty all bonds and other securities, present and future, of the Company, or any amounts borrowed or to be borrowed or any obligation or other undertaking, present or future, of the Company;

      (e) to delegate, in whole or in part, to certain officers or directors of the Company designated by the directors, the above-mentioned powers in any manner and according to the conditions to be determined by the directors.

Nothing herein limits or restricts the power of the Company to borrow against any letter of credit or promissory note accepted or endorsed by or in the name of the Company.

                                                     MONTREAL, 5 JUNE 1998


                                                     /s/ Michel Chiarore
                                                     ---------------------------
                                                     MICHEL CHIARORE, CHAIRMAN